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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated June 17, 2005 relating to the financial statements of the Employee Savings Plan for Salaried Employees, which appears in the Annual Report of The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees on Form 11-K for the year ended December 31, 2004.

/s/ Bober, Markey, Fedorovich & Company
Bober, Markey, Fedorovich & Company
Akron, Ohio
July 8, 2005